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As filed with the Securities and Exchange Commission on January 8, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NEOMAGIC CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0344424 (I.R.S. Employer Identification Number)

3250 Jay Street
Santa Clara, California 95054
(408) 988-7020
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Prakash C. Agarwal
President and Chief Executive Officer
NeoMagic Corporation
3250 Jay Street
Santa Clara, California 95054
(408) 988-7020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Danaher, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	1,600,000 shares	$3.32	$5,312,000	$1,270.00

(1)
Estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(c) under the Securities Act of 1933, as amended, to be equal to the average between the high and the low price reported in the Nasdaq National Market on January 2, 2002.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

1,600,000 Shares

NEOMAGIC CORPORATION

Common Stock

    This prospectus is part of a registration statement that we filed with the SEC using the "shelf" registration process. It relates to the public offering, which is not being underwritten, of 1,600,000 shares of our common stock that are held by our current stockholders. We issued such shares to these selling stockholders in connection with the acquisition of certain assets in December 2001.

    The selling stockholders may sell these shares from time to time on the over-the-counter market in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled "Plan of Distribution" on page 6. We will not receive any of the proceeds from the sale of these shares. We will bear the costs relating to the registration of these shares.

    Our common stock is listed on the Nasdaq National Market under the symbol "NMGC." On January 7, 2002, the last sale price of our common stock was $3.30 per share.

THIS OFFERING INVOLVES MATERIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

    The Securities and Exchange Commission may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

    You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date.

THE COMPANY

    NeoMagic Corporation was incorporated as a California corporation in May 1993. NeoMagic was subsequently reincorporated as a Delaware corporation in February 1997. NeoMagic's initial public offering occurred in March 1997.

    NeoMagic operates in one industry segment. It designs, develops and markets high-performance semiconductor solutions for sale to original equipment manufacturers of Handheld Internet Appliances. Previously, NeoMagic provided semiconductor solutions for the Notebook PC Multimedia Accelerator marketplace. In April 2000 NeoMagic announced its intention to exit this market and is now focused on the market for Handheld Internet Appliances. To date, NeoMagic has no revenues from this new product effort. There can be no guarantee that NeoMagic will be successful in the development, production and commercialization of this new product direction.

    Our principal executive offices are located at 3250 Jay Street, Santa Clara, California 95054, and our telephone number at that address is (408) 988-7020.

    In this prospectus, the terms "NeoMagic," "Company," "we," "us" and "our" refer to NeoMagic Corporation and its subsidiaries.

RISK FACTORS

    Investors should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks and investors may lose all or part of their investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference herein, including our consolidated financial statements and related notes.

We expect our quarterly revenues and operating results to fluctuate for a number of reasons.

    Our quarterly and annual results of operations are affected by a variety of factors that could materially adversely affect net sales, gross margin and operating results. These factors include, among others, the abilities of manufacturing subcontractors to make adequate and timely deliveries, access to advanced production process technologies from manufacturing subcontractors, recruiting and retaining employees including those with engineering expertise in new disciplines, our ability to develop and market new products, restructuring charges, and litigation involving antitrust, intellectual property, and other issues. In particular, our new product development efforts in System-on-Chip integration and MPEG-4 for Handheld Internet Appliances represent new endeavors with extensive development cycles and consequently carry greater risks of successful and timely execution. Any one or more of these factors could result in our failing to achieve our expectations as to future revenues and profits. We may be unable to adjust spending sufficiently in a timely manner to compensate for any unexpected sales shortfall, which could materially adversely affect quarterly operating results. Accordingly, we believe that period-to-period comparisons of our operating results should not be relied upon as an indication of future performance. In addition, the results of any quarterly period are not indicative of results to be expected for a full fiscal year. In future quarters, our operating results may be below the expectations of public market analysts or investors. Since our announcement of our expectation of declining revenues, gross margins and operating results, the market price of the Common Stock has been and is expected to be for some time in the future, materially adversely affected.

We heavily depend on Product for Handheld Internet Appliances. There can be no assurance that the definitions of the Company's products will be suitable to actual market conditions.

    We recently launched our first highly integrated System-on-Chip (SOC) IC products for smart handheld electronics. This new MiMagic product family combines our own intellectual property in multimedia hardware acceleration with advanced processing cores obtained from third parties. We have exited the market for notebook multimedia ICs and are now wholly dependant on our new endeavor in the developing market for Handheld Internet Appliances. Our future business, financial condition and results of operations will depend to a significant extent on our ability to rapidly complete development, attract customers, and begin production of its new MiMagic products, as well as to successfully define, develop, and bring to market successive generations of SOC products.

    There can be no assurances that we will be successful in these undertakings. There are numerous competitors seeking to address the market for handheld electronics with SOC products, some of which may have significantly more resources than NeoMagic including some of the world's largest semiconductor companies. Handheld Internet Appliances and MPEG-4 video are relatively new technologies, and are characterized by rapidly changing infrastructure, evolving industry standards and uncertain average selling prices. We must anticipate the features and functionality that equipment manufacturers and consumers will demand, incorporate those features and functionality into products that meet the exacting design requirements of equipment manufacturers, price our products competitively and introduce the products to the market on a timely basis. The success of new product introductions is dependent on several factors, including proper new product definition, timely completion and introduction of new product designs, the ability to create or acquire intellectual property, the ability of strategic manufacturing partners to effectively implement the manufacture of new products, quality of new products, differentiation of new products from those of our competitors and market acceptance of our products and our customers' products. Within this rapidly changing market there can be no assurance that the definition of our products will be suitable to actual market conditions, or that particular segments of the market will achieve anticipated volumes within expected timeframes. Additionally, our customers may also develop products, using our products, which may not be suitable to changing market conditions or may not achieve anticipated volumes within expected timeframes.

    In particular, we have embarked upon a strategy to enable high-performance multimedia features in Handheld Internet Appliances in a very power-efficient manner. If consumers do not seek out or demonstrate preference for handheld devices with higher multimedia performance, such as 2-dimensional or 3-dimensional graphics, multi-channel audio, and MPEG-4 video, then demand for our products will be adversely affected.

The Company has recently begun promoting new products in markets in which it has no history. The Company's potential future business, financial condition, and results of operations may be adversely affected.

    We intend to continue relying in part upon the integration of large DRAM with analog and logic circuitry, as an available means of product differentiation for at least a portion of our product line. To date, we have focused our DRAM integration efforts in our proprietary MagicWare embedded DRAM capability. The integration of large DRAM memory with analog and logic circuitry using this approach is highly complex. Because of the complexity of our products, however, we have experienced delays from time to time in completing development and introduction of new products. In addition, we have recently begun demonstrating and promoting new products in markets in which we have no history. In the event that there are delays in the completion of development of future products, including the products currently being demonstrated but not yet in production, our potential future business, financial condition, and results of operations will be materially adversely affected. In addition, there can be no assurance that fundamental advances in either the memory or logic components, or packaging, of our products will not significantly increase the complexity inherent in the design and manufacture of our products, rendering our product technologically infeasible or uncompetitive. The time required for competitors to develop and introduce competing products may be shorter and manufacturing costs may be better than those experienced by us.

A manufacturing disruption experienced by any of our manufacturing partners would have an adverse effect on the Company's business, financial condition and results of operations.

    Our products require semiconductor wafers manufactured with state-of-the-art fabrication equipment and technology. NeoMagic has a strategic relationship with Infineon to produce its semiconductor wafers. We also have a strategic relationship with UMC. These relationships enable us to concentrate our resources on product design and development, where we believe we have greater competitive advantages, and to eliminate the high cost of owning and operating a semiconductor wafer fabrication facility. We depend on these suppliers to allocate to us a portion of their manufacturing capacity sufficient to meet our needs, to produce products of acceptable cost and quality and at acceptable manufacturing yields, and to deliver those products to us on a timely basis. A manufacturing disruption experienced by any of our manufacturing partners would have an adverse effect on our business, financial condition and results of operations. Furthermore, in the event that the transition to the next generation of manufacturing technologies at one of our suppliers is unsuccessful, our business, financial condition and results of operations would be materially and adversely affected. Additionally, there can be no assurances that any of our manufacturing partners will continue to devote resources to the production of our products or continue to advance the process design technologies on which the manufacturing of our products are based.

We depend on key employees and face competition in hiring and retaining qualified employees.

    Our future success depends in part on the continued service of our key engineering, sales, marketing, manufacturing, finance and executive personnel, and our ability to identify, hire and retain additional personnel. There is intense competition for qualified personnel in the semiconductor industry, and there can be no assurance that we will be able to continue to attract and retain qualified personnel necessary for the development of our business. We have experienced the loss of certain key personnel and also reduced personnel in our restructuring. If our headcount is not appropriate for our future direction and we fail to recruit key personnel critical to our future direction in a timely manner, it may have a material adverse effect on our business, financial condition and results of operations.

Our acquisition activities could disrupt our ongoing business.

    We acquired certain assets from LinkUp Systems Corporation ("LinkUp") in a transaction that closed December 18, 2001. We hired most of LinkUp's 28 employees whom we plan to use to assist in the development of new products. We also expect to market and sell LinkUp's existing semiconductor products. Risks that could interfere with our ability to achieve our objectives from this acquisition include, among other things, the risk that customers will not accept the LinkUp products or will not successfully market and sell their own products that incorporate the LinkUp chips, and the risk that we are unable to hire or retain the former LinkUp employees or is unable to integrate them effectively into our organization.

    In addition, we may make other acquisitions. Any of these potential acquisitions carry the risk that we may not be able to realize the benefits that we expected to achieve at the time of entering the transaction and other integration risks.

We are exposed to financial market risk due to fluctuations in interest rates.

    Our cash equivalents, short-term investments, and restricted cash are exposed to financial market risk due to fluctuations in interest rates, which may affect our interest income. As of October 31, 2001, our cash equivalents, short-term investments, and restricted cash earned interest at an average rate of 4.1%. Due to the short-term nature of our investment portfolio, operating results or cash flows are vulnerable to sudden changes in market interest rates. Assuming a decline of 10% in the market interest rates at October 31, 2001, with consistent cash balances, interest income for the remaining quarter of fiscal 2002 would be adversely affected by approximately $100,000. We do not use our investment portfolio for trading or other speculative purposes.

USE OF PROCEEDS

    We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. All net proceeds from the sale of the common stock covered by this prospectus will go to the Selling Stockholders who offer and sell their shares. See "Selling Stockholders" and "Plan of Distribution" described below.

SELLING STOCKHOLDERS

    The following table sets forth the number of shares owned by each of the Selling Stockholders as of January 8, 2002. None of the Selling Stockholders has had a material relationship with us within the past three years other than as described below or as a result of the ownership of the shares or other securities of NeoMagic. No estimate can be given as to the amount of shares that will be held by the Selling Stockholders after completion of this offering because the Selling Stockholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the Selling Stockholders named below. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act. We may from time to time include additional Selling Stockholders in supplements or amendments to this prospectus.

Name of Selling Stockholder	Shares Beneficially Owned(1)	Percentage	Number of Shares Which May Be Sold Pursuant to This Prospectus (2)
LinkUp Systems Corporation(3)	1,532,591	5.4%	1,532,591
BHVGI Inc.	67,409	*	67,409

*
Less than 1% of our outstanding common stock.

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this Prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)
This registration statement also shall cover any additional shares of common stock that become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of common stock.

(3)
Does not include an aggregate of 160,000 shares of Common Stock beneficially owned by LinkUp that have been deposited in escrow pursuant to the Asset Purchase Agreement dated as of December 6, 2001 by and among NeoMagic Corporation, Accelerate Acquisition Inc., LinkUp Systems Corporation, and with respect to Articles VIII only J.P. Morgan Trust Company, N.A. as Escrow Agent to secure the indemnification obligations of LinkUp thereunder (the "Escrow Shares"). Such escrow will expire on December 18, 2002 to the extent no claims on the escrow shares have been made. A number of shares equivalent to the Escrow Shares have been included in this Registration Statement, but they are not included in this column of the table. An amended prospectus will be filed to reflect any change in the number of shares offered by LinkUp as a result of the expiration of the escrow.

PLAN OF DISTRIBUTION

    We are registering all 1,600,000 shares of common stock (the "Shares") on behalf of the Selling Stockholders. The Shares may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of NeoMagic in making decisions with respect to the timing, manner and size of each sale.

    The Selling Stockholders may sell the Shares in the over-the-counter market or otherwise, at (1) market prices prevailing at the time of sale, (2) prices related to the prevailing market prices or (3) negotiated prices. The Selling Stockholders may sell some or all of their Shares through:

  •
  a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account;

  •
  an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

  •
  in privately negotiated transactions.

    To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

    In connection with the distribution of the Shares, the Selling Stockholders may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also:

  •
  sell our common stock short and redeliver the Shares to close out such short positions;

  •
  enter into option or other types of transactions that require the Selling Stockholder to deliver the Shares to a broker-dealer, who will then resell or transfer the Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction); or

  •
  loan or pledge the Shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

    In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

    The Selling Stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the Selling Stockholders may allow other broker-dealers to participate in resales. However, the Selling Stockholders and any broker-dealers involved in the sale or resale of the Shares may qualify as "underwriters" within the meaning of Section 2(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If the Selling Stockholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 153 of the Act, which may include delivery through the facilities of the NASD. We will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

    In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders, and we have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

    At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

    The sale of Shares by the Selling Stockholders is subject to compliance by the Selling Stockholders with certain contractual restrictions they have with us. There can be no assurance that the Selling Stockholders will sell all or any of the Shares.

    This prospectus shall stay effective until December 18, 2002. However, we may suspend the use of this prospectus in the event that there is a material, or potentially material, development involving NeoMagic or there is an occurrence of an event that renders the information in this prospectus misleading, incomplete, or untrue.

VALIDITY OF COMMON STOCK

    The validity of the issuance of the common stock in this offering will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 31, 2001, as set forth in their report which is incorporated by reference in this prospectus. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

    GOVERNMENT FILINGS. We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). In addition, we have filed with the SEC a registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the shares of common stock offered hereby. You may read and copy any document that we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549 and Citicorp Center, 500 West Madison Street, Suite 1900, Chicago, Illinois 60661-2511. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

    STOCK MARKET. The common stock is traded on the Nasdaq National Market. Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

    The Commission allows us to "incorporate by reference" the information we filed with them, which means that we can disclose important by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

  •
  Our report on Form 8-K, dated January 2, 2002.

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2001.

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2001.

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2001.

  •
  Our Annual Report on Form 10-K for the fiscal year ended January 31, 2001.

  •
  Our Registration Statement on Form S-1, dated January 17, 1997.

  •
  Our Registration Statement on Form 8-A12G, dated January 17, 1997.

    You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

NeoMagic Corporation
3250 Jay Street
Santa Clara, California 95054
Attention: Investor Relations
(408) 988-7020

    In addition, you may obtain a copy of these filings from the SEC as described above in the section entitled "Where You Can Find More Information."

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$1,270.00
Fees and expenses of counsel	8,000.00
Fees and expenses of accountants	8,000.00
Miscellaneous	4,000.00
Total	21,270.00

    Except for the Securities and Exchange Commission (the "Commission") registration fee, all of the foregoing expenses have been estimated. All of the above expenses will be paid by NeoMagic.

Item 15. Indemnification of Directors and Officers.

    As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit; (iv) the rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, executive officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, executive officers and employees.

    The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, such indemnity agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or executive officers of the Registrant or as directors or officers of any other Company or enterprise when they are serving in such capacities at the request of the Registrant. The Company will not be obligated pursuant to the indemnity agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnity agreement, the Company's Bylaws or any statute or law. Under the agreements, the Company is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of

II–1

a proceeding unless the Company consents to such settlement; (iii) with respect to any proceeding brought by the Company against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous; (iv) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (v) on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (vi) an account of any conduct from which the indemnified party derived an improper personal benefit; (vii) on account of conduct the indemnified party believed to be contrary to the best interests of the Company or its stockholders; (vii) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Company or its stockholders; or (ix) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

    The indemnification provision in the Bylaws and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

Item 16. Exhibits

Exhibit Number	Description of Document
2.1	Asset Purchase Agreement By and Between NeoMagic Corporation, Accelerate Acquisition, Inc., LinkUp Systems Corporation and, with respect to Article VIII only, J.P. Morgan Trust Company, National Association
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (which is included on page II-4 herein).

Item 17. Undertakings

    The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, enforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, NeoMagic Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on January 3, 2002.

NEOMAGIC CORPORATION
By:	/s/ Stephen T. Lanza Stephen T. Lanza Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Prakash C. Agarwal and Stephen T. Lanza, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Prakash C. Agarwal Prakash C. Agarwal.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 3, 2002
/s/ Stephen T. Lanza Stephen T. Lanza	Chief Financial Officer (Principal Financial and Accounting Officer)	January 3, 2002
/s/ James Lally James Lally	Director	January 3, 2002
/s/ Brian Dougherty Brian Dougherty	Director	January 3, 2002
/s/ Klaus Weimer Klaus Weimer	Director	January 3, 2002
/s/ Dr. Anil K. Gupta Dr. Anil K. Gupta	Director	January 3, 2002

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EXHIBIT INDEX

Exhibit Number	Description of Document
2.1	Asset Purchase Agreement By and Between NeoMagic Corporation, Accelerate Acquisition, Inc., LinkUp Systems Corporation and, with respect to Article VIII only, J.P. Morgan Trust Company, National Association
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation regarding the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (which is included on page II-4 herein).

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QuickLinks

PROSPECTUS 1,600,000 Shares NEOMAGIC CORPORATION Common Stock
TABLE OF CONTENTS
THE COMPANY
RISK FACTORS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
VALIDITY OF COMMON STOCK
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX